UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas		75243
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2006, by written consent of holders of a majority of the common stock of Aces Wired, Inc., the stockholders approved the adoption of the Aces Wired, Inc. 2007 Stock Incentive Plan (the 2007 Plan). The purposes of the Plan are to attract and retain highly qualified individuals to perform services for Aces Wired and its affiliates and to align the interests of those individuals with those of the stockholders of Aces Wired. The 2007 Plan is administered by the Committee of our Board of Directors (the Committee).

Under the 2007 Plan, the Company shall be entitled to offer up to 15% of the outstanding shares of common stock of the Company. The maximum number of shares for which grants may be awarded in a calendar year is 8% of the total outstanding shares of the common stock of the Company as of the first day of that calendar year. Any unused portion of the percentage limit for any calendar year will be carried forward and made available for grants in succeeding calendar years. Shares forfeited in any calendar year will be carried forward and made available for grants in succeeding calendar years. The 2007 Plan permits the issuance of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance awards, stock awards, or other forms of awards, as the Committee may determine. The Committee may issue options to participants, exercisable in whole or in such installments and at such times as may be determined by the Committee. The exercise price of any options issued under the 2007 Plan shall not be less than 100% of the fair market value per share of common stock on the grant date, subject to certain limited exceptions. The term of any options granted shall be as specified by the Committee, but no option shall have a term greater than ten years. Each award agreement embodying the award of an option shall set forth the extent to which the participant shall have the right to exercise the option following termination of the participant’s employment or service with the Company, which shall be determined at the discretion of the Committee.

The Committee may grant awards in the form of SARs in such numbers and at such times as it shall determine, which shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the fair market value per share of common stock on the grant date. Upon exercise of the SARs, the participant shall be entitled to receive an amount equal to the excess of the aggregate fair market value of the shares of common stock with respect to which the award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares.

The Committee may grant awards of restricted stock in such numbers and at such times as the Committee may determine. The restricted stock may have such restrictions as the Committee deems advisable, including, without limitation, providing for vesting upon the achievement of specified performance goals and restrictions under applicable federal or state securities laws. The Committee may require a participant to pay a stipulated purchase price for each share of restricted stock it awards. Each award of restricted stock shall have an applicable restricted period imposed upon it, during which time the restricted stock shall be subject to forfeiture.

Restricted stock units may also be granted to participants in such numbers and at such times as the Committee determines. Restricted stock units shall be subject to any such vesting and forfeiture provisions as the Committee may determine. A participant shall not, however, be required to make any payment for restricted stock units. Each award of restricted stock units will be subject to a restricted period. A grant of restricted stock units may, at the Committee’s discretion, include a tandem cash dividend right or dividend unit right grant.

Performance awards may be granted that may be payable in the form of cash, shares of common stock, or a combination of both, in such amounts and at such times as the Committee shall determine.

Stock awards may be granted to participants upon such terms and conditions as the Committee may determine. Shares of common stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, as determined by the Committee.

Unless previously terminated by the Board of Directors, the 2007 Plan will terminate at the close of business on March 7, 2017, after which time no further grants may be made under the 2007 Plan.

The foregoing summary of the material terms of the 2007 plan is qualified in its entirety by reference to the complete terms of the 2007 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On March 9, 2007, William S. McCalmont tendered his resignation as a director of the Company, effective immediately. This resignation is not the result of any disagreement with the Company. Mr. McCalmont has decided to pursue other opportunities in light of the development of the events related to conclusions issued in an opinion by the Attorney General of Texas which bring into question whether certain gaming machines operated by the Company are compliant with Texas law.

(e) On March 8, we entered into employment agreements with Kenneth R. Griffith, Knowles B. Cornwell and Christopher C. Domijan, each of which is discussed in more detail below.

Employment Agreement with Kenneth R. Griffith

On March 8, 2007, we entered into an employment agreement with Kenneth R. Griffith, our President and Chief Executive Officer, effective as of March 1, 2007.

The employment agreement provides for an employment term through March 1, 2010, and a base salary of $350,000 per year. Mr. Griffith’s base salary may be increased from time to time at the discretion of the Committee in accordance with our executive compensation policy then in effect. Mr. Griffith is eligible to receive one or more incentive compensation bonuses pursuant to any incentive bonus program we may have in effect.

In the event Mr. Griffith is terminated as a result of his death, Mr. Griffith’s heirs are entitled to receive his base salary for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Griffith is terminated without cause, whether or not in connection with a change of control, Mr. Griffith is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Griffith terminates his employment as a result of a relocation of his position by the Company or a reduction in compensation, benefits or duties, Mr. Griffith is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Griffith terminates his employment after the first six months following a change of control, Mr. Griffith is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement, less any base salary and bonus amounts paid to Mr. Griffith during such six month period following the change of control. The executive employment agreement also includes non-competition and non-solicitation provisions that survive the agreement for a period of two years.

Employment Agreement with Knowles B. Cornwell

On March 8, 2007, we entered into an employment agreement with Knowles B. Cornwell, our Executive Vice President and Chief Operating Officer, effective as of March 1, 2007.

The employment agreement provides for an employment term through March 1, 2010, and a base salary of $350,000 per year. Mr. Cornwell’s base salary may be increased from time to time at the discretion of the Committee in accordance with our executive compensation policy then in effect. Mr. Cornwell is eligible to receive one or more incentive compensation bonuses pursuant to any incentive bonus program we may have in effect.

In the event Mr. Cornwell is terminated as a result of his death, Mr. Cornwell’s heirs are entitled to receive his base salary for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Cornwell is terminated without cause, whether or not in connection with a change of control, Mr. Cornwell is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Cornwell terminates his employment as a result of a relocation of his position by the Company or a reduction in compensation, benefits or duties, Mr. Cornwell is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Cornwell terminates his employment after the first six months following a change of control, Mr. Cornwell is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement, less any base salary and bonus amounts paid to Mr. Cornwell during such six month period following the change of control. The executive employment agreement also includes non-competition and non-solicitation provisions that survive the agreement for a period of two years.

Employment Agreement with Christopher C. Domijan

On March 8, 2007, we entered into an employment agreement with Christopher C. Domijan, our Executive Vice President, Chief Financial Officer and Secretary, effective as of April 1, 2007.

The employment agreement provides for an employment term through March 1, 2010, and a base salary of $230,000 per year. Mr. Domijan’s base salary may be increased from time to time at the discretion of our Committee in accordance with our executive compensation policy then in effect. Mr. Domijan is eligible to receive one or more incentive compensation bonuses pursuant to any incentive bonus program we may have in effect. Mr. Domijan is also entitled to receive reimbursements for expenses incurred in connection with his relocation from Houston to Dallas.

In the event Mr. Domijan is terminated as a result of his death, Mr. Domijan’s heirs are entitled to receive his base salary for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Domijan is terminated without cause, whether or not in connection with a change of control, Mr. Domijan is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Domijan terminates his employment as a result of a relocation of his position by the Company or a reduction in compensation, benefits or duties, Mr. Domijan is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement. In the event Mr. Domijan terminates his employment after the first six months following a change of control, Mr. Domijan is entitled to receive his base salary and target bonus for a period after the date of termination equal to the greater of 24 months or the remainder of the term of the employment agreement, less any base salary and bonus amounts paid to Mr. Domijan during such six month period following the change of control. The executive employment agreement also includes non-competition and non-solicitation provisions that survive the agreement for a period of two years.

The foregoing summaries of the material terms of the Employment Agreements are qualified in their entirety by reference to the complete terms of the Employment Agreements, copies of which are attached as Exhibits 10.2, 10.3 and 10.4 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Aces Wired, Inc. 2007 Stock Incentive Plan

10.2	Employment Agreement dated March 8, 2007 by and between Aces Wired, Inc. and Kenneth R. Griffith.

10.3	Employment Agreement dated March 8, 2007 by and between Aces Wired, Inc. and Knowles B. Cornwell.

10.4	Employment Agreement dated March 8, 2007 by and between Aces Wired, Inc. and Christopher C. Domijan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2007

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Aces Wired, Inc. 2007 Stock Incentive Plan

10.2	Employment Agreement dated March 8, 2007 by and between Aces Wired, Inc. and Kenneth R. Griffith.

10.3	Employment Agreement dated March 8, 2007 by and between Aces Wired, Inc. and Knowles B. Cornwell.

10.4	Employment Agreement dated March 8, 2007 by and between Aces Wired, Inc. and Christopher C. Domijan.